--------------------------------------------------------------------------------



                           SENTINEL FINANCING, LTD., L.P.

                                        AND


                               STERLING NATIONAL BANK



                         ----------------------------------



                                     INDENTURE

                           DATED AS OF ____________, 1998



                         ----------------------------------



                                    $15,000,000

                        12% SECURED FIXED RATE NOTES DUE 200



--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                           PAGE
ARTICLE 1  DEFINITIONS AND INCORPORATION
           BY REFERENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 1

    Section 1.1     Definitions. . . . . . . . . . . . . . . . . . . . . .   3
    Section 1.2     Other Definitions. . . . . . . . . . . . . . . . . . .   3
    Section 1.3     Incorporation by Reference of Trust Indenture Act. . .   3
    Section 1.4     Rules of Construction. . . . . . . . . . . . . . . . .   4

ARTICLE 2  THE SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .   5

    Section 2.1     Form and Dating. . . . . . . . . . . . . . . . . . . .   5
    Section 2.2     Execution and Authentication.. . . . . . . . . . . . .   5
    Section 2.3     Registrar and Paying Agent.. . . . . . . . . . . . . .   6
    Section 2.4     Paying Agent to Hold Money in Trust. . . . . . . . . .   6
    Section 2.5     Securityholder Lists.. . . . . . . . . . . . . . . . .   7
    Section 2.6     Transfer and Exchange. . . . . . . . . . . . . . . . .   7
    Section 2.7     Replacement Securities.. . . . . . . . . . . . . . . .   7
    Section 2.8     Outstanding Securities.. . . . . . . . . . . . . . . .   8
    Section 2.9     Treasury Securities. . . . . . . . . . . . . . . . . .   8
    Section 2.10    Temporary Securities . . . . . . . . . . . . . . . . .   8
    Section 2.11     Cancellation. . . . . . . . . . . . . . . . . . . . .   9

ARTICLE 3  REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . . .   9

    Section 3.1     Optional Redemption. . . . . . . . . . . . . . . . . .   9
    Section 3.2     Notices to Trustee.. . . . . . . . . . . . . . . . . .   9
    Section 3.3     Selection of Securities to Be Redeemed.. . . . . . . .   9
    Section 3.4     Notice of Redemption.. . . . . . . . . . . . . . . . .  10
    Section 3.5     Effect of Notice of Redemption.. . . . . . . . . . . .  10
    Section 3.6     Deposit of Redemption Price. . . . . . . . . . . . . .  11
    Section 3.7     Securities Redeemed in Part. . . . . . . . . . . . . .  11

ARTICLE 4  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

    Section 4.1     Payment of Principal and Interest. . . . . . . . . . .  11
    Section 4.2     SEC Reports, Financial Reports . . . . . . . . . . . .  12
    Section 4.3     Compliance Certificate . . . . . . . . . . . . . . . .  12


ARTICLE 5  SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

    Section 5.1     Security Agreement.. . . . . . . . . . . . . . . . . .  13
    Section 5.2     Certificate and Opinions . . . . . . . . . . . . . . .  13
    Section 5.3     Authorization of Actions to be Taken by the Trustee
                    Under the Security Documents.. . . . . . . . . . . . .  13
    Section 5.4     Authorization of Receipt of Funds by the Trustee
                    Under the Security Documents.. . . . . . . . . . . . .  13
    Section 5.5     Termination of Security Interests. . . . . . . . . . .  13

ARTICLE 6  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . .  14

    Section 6.1     Events of Default. . . . . . . . . . . . . . . . . . .  14
    Section 6.2     Acceleration.. . . . . . . . . . . . . . . . . . . . .  15
    Section 6.3     Other Remedies.. . . . . . . . . . . . . . . . . . . .  15
    Section 6.4     Waiver of Past Defaults: Postponement of Interest
                    Payment. . . . . . . . . . . . . . . . . . . . . . . .  16
    Section 6.5     Control by Majority. . . . . . . . . . . . . . . . . . .16
    Section 6.6     Limitation on Suits. . . . . . . . . . . . . . . . . .  16
    Section 6.7     Rights of Holders to Receive Payment.. . . . . . . . .  17
    Section 6.8     Collection Suit by Trustee.. . . . . . . . . . . . . .  17
    Section 6.9     Trustee May File Proofs of Claim.. . . . . . . . . . .  17
    Section 6.10    Priorities.. . . . . . . . . . . . . . . . . . . . . .  18
    Section 6.11    Undertaking for Costs. . . . . . . . . . . . . . . . .  18

ARTICLE 7  TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

    Section 7.1     Duties of Trustee. . . . . . . . . . . . . . . . . . .  19
    Section 7.2     Rights of Trustee. . . . . . . . . . . . . . . . . . .  20
    Section 7.3     Individual Rights of Trustee.. . . . . . . . . . . . .  21
    Section 7.4     Trustee's Disclaimer.. . . . . . . . . . . . . . . . .  21
    Section 7.5     Notice of Defaults.. . . . . . . . . . . . . . . . . .  21
    Section 7.6     Reports by Trustee to Holders. . . . . . . . . . . . .  21
    Section 7.7     Compensation and Indemnity.. . . . . . . . . . . . . .  22
    Section 7.8     Replacement of Trustee.. . . . . . . . . . . . . . . .  22
    Section 7.9     Successor Trustee by Merger, etc.. . . . . . . . . . .  24
    Section 7.10    Eligibility; Disqualification. . . . . . . . . . . . .  24
    Section 7.11    Preferential Collection of Claims Against Company. . .  24

ARTICLE 8  DISCHARGE OF INDENTURE. . . . . . . . . . . . . . . . . . . . .  24

    Section 8.1     Termination of Company's Obligations.. . . . . . . . .  24
    Section 8.2     Application of Trust Money.. . . . . . . . . . . . . .  25


    Section 8.3     Repayment to Company.. . . . . . . . . . . . . . . . .  25
    Section 8.4     Reinstatement. . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 9  AMENDMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  26

    Section 9.1     Without Consent of Holders.. . . . . . . . . . . . . .  26
    Section 9.2     With Consent of Holders. . . . . . . . . . . . . . . .  27
    Section 9.3     Compliance with Trust Indenture Act. . . . . . . . . .  28
    Section 9.4     Revocation and Effect of Consents. . . . . . . . . . .  28
    Section 9.5     Notation on or Exchange of Securities. . . . . . . . .  29
    Section 9.6     Trustee Protected. . . . . . . . . . . . . . . . . . .  29

ARTICLE 10 INTENTIONALLY LEFT BLANK. . . . . . . . . . . . . . . . . . . .  29

ARTICLE 11 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . .  29

    Section 11.1    Trust Indenture Act Controls.. . . . . . . . . . . . .  29
    Section 11.2    Notices. . . . . . . . . . . . . . . . . . . . . . . .  30
    Section 11.3    Communication by Holders with Other Holders. . . . . .  31
    Section 11.4    Certificate and Opinion as to Conditions Precedent.. .  31
    Section 11.5    Statements Required in Certificate or Opinion. . . . .  31
    Section 11.6    Rules by Trustee and Agents. . . . . . . . . . . . . .  32
    Section 11.7    No Recourse Against Others.. . . . . . . . . . . . . .  32
    Section 11.8    Counterparts.. . . . . . . . . . . . . . . . . . . . .  32
    Section 11.9    Governing Law. . . . . . . . . . . . . . . . . . . . .  32
    Section 11.10   No Adverse Interpretation of Other Agreements. . . . .  33
    Section 11.11   Successors.. . . . . . . . . . . . . . . . . . . . . .  33
    Section 11.12   Benefits of Indenture. . . . . . . . . . . . . . . . .  33
    Section 11.13   Severability.. . . . . . . . . . . . . . . . . . . . .  33
    Section 11.14   Table of Contents, Headings, Etc.. . . . . . . . . . .  33

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

EXHIBIT A  (Face of Security). . . . . . . . . . . . . . . . . . . . . . . A-1

(Back of Security) . . . . . . . . . . . . . . . . . . . . . . . . . . .   B-1

ASSIGNMENT FORM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                                CROSS-REFERENCE TABLE

TRUST INDENTURE ACT SECTION                            INDENTURE SECTION
---------------------------                            -----------------
    Section 310(a)(1)                                    7.10
    (a)(2)                                               7.10
                                                         11.10
    (a)(3)                                               Not Applicable
    (a)(4)                                               Not Applicable
    (b)                                                  7.10
    (c)                                                  Not Applicable
    Section 311(a)                                       7.11
    (b)                                                  7.11
    (c)                                                  Not Applicable
    Section 312(a)                                       2.5
    (b)                                                  11.3
    (c)                                                  11.3
    Section 313(a)                                       7.6
                                                         11.10
    (b)(1)                                               Not Applicable
    (b)(2)                                               7.6
    (c)                                                  7.6
    (d)                                                  7.6
    Section 314(a)                                       4.2
    (b)                                                  5.2
    (c)(1)                                               11.4
    (c)(2)                                               11.4
    (c)(3)                                               Not Applicable
    (d)                                                  5.2
    (e)                                                  11.5
    Section 315(a)                                       7.1
    (b)                                                  7.5
    (c)                                                  7.1
    (d)(1)                                               7.1
    (d)(2)                                               7.1
    (d)(3)                                               7.1
                                                         6.5
    (e)                                                  6.11
    Section 316(a)(1)(A)                                 6.5
    (a)(1)(B)                                            6.4
    (a)(2)                                               Not Applicable


    (b)                                                  6.7
    Section 317(a)(1)                                    6.8
    (a)(2)                                               6.9
    (b)                                                  2.4
    Section 318(a)                                      11.1

          INDENTURE dated as of ___________, 1998 between Sentinel Financing, Ltd., L.P., a Florida limited partnership (the "Company") and Sterling National Bank a national banking association as Trustee ("Trustee").


          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% Secured Fixed Rate Notes due ____________, 2003 (the "Securities"):


                                      ARTICLE 1

                           DEFINITIONS AND INCORPORATION
                                    BY REFERENCE

     Section 1.1    DEFINITIONS.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

          "AGENT" means any Registrar, Paying Agent, or co-registrar.

          "BUSINESS DAY" means a day that is not a Legal Holiday.

          "COLLATERAL" has the meaning assigned to it in the Security Agreement.

          "COMPANY" means the party named as such above.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may specify by notice to the Company.

          "CUSTODIAN AGREEMENT" means the Custodian Agreement among the Company, as debtor, the Trustee, as secured party and Loan Servicing Enterprise, as custodian to hold certain of the Collateral to perfect secured party's interest therein.

          "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "HOLDER" or "SECURITYHOLDER" means a Person in whose name a Security is registered.

          "INDENTURE" means this Indenture as amended from time to time.

          "INTEREST PAYMENT DATE" means the stated due date of an installment of interest on the Securities.

          "LEGAL HOLIDAY" means a Saturday, Sunday or a day on which banking institutions in the State of New York or Florida are not required to be open. If a payment date occurs on a Legal Holiday, such payment date shall occur the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIEN" means any mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in a charge against real or personal property or a security interest of any kind (including any conditional sale or other title retention agreements, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "OFFICER" means Ivan Hoser or Melvin Gilbert or such other persons as the Company may designate from time to time by sending notice to the Trustee in accordance with Section 10.2 herein.

          "OFFICERS' CERTIFICATE" means a certificate signed by any two
Officers.

          "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "RECORD DATES" means the 5th day of each month.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES" means the Securities described above issued under this Indenture.

          "SECURITY AGREEMENT" means the Security Agreement, of even date hereof, between the Company, as debtor, and the Trustee, as secured party.

          "SECURITY DOCUMENTS" means the Security Agreement and the Custodian Agreement.

          "SECURITYHOLDER" or "HOLDER" means a Person in whose name a Security is registered.

          "SUBSIDIARY" of any specified Person means (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person or by such Person and a Subsidiary or Subsidiaries of such Person or by a Subsidiary or Subsidiaries of such Person or (ii) any other Person (other than a corporation) in which such Person or Person and a Subsidiary or Subsidiaries of such Person or a Subsidiary or Subsidiaries of such Person directly or indirectly, at the date of determination thereof has at least majority ownership interest.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

          "TRUST OFFICER" means the any officer of the Trustee assigned by the Trustee from time to time to administer its corporate trust matters.

     Section 1.2    OTHER DEFINITIONS.


     TERM                                                            Defined in
     ----                                                              Section
                                                                     ----------
"AFFILIATE TRANSACTION". . . . . . . . . . . . . . . . . . . . . . . . . .4.14
"BANKRUPTCY LAW" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
"CUSTODIAN". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
"EVENT OF DEFAULT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
"OPTIONAL REDEMPTION". . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
"PAYING AGENT" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
"REDEMPTION DATE". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
"REDEMPTION PRICE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.1
"REGISTRAR". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.3
"TRANSFER DATE". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.1
"U.S. GOVERNMENT OBLIGATIONS". . . . . . . . . . . . . . . . . . . . . . . 8.1

     Section 1.3    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "COMMISSION" means the SEC;

          "INDENTURE SECURITIES" means the Securities;

          "INDENTURE SECURITY HOLDER" means a Securityholder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

          "OBLIGOR" on the Securities means the Company.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.4    RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

          (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

          (4)  "or" is not exclusive;

          (5) words in the singular include the plural, and in the plural include the singular;

          (6)  provisions apply to successive events and transactions; and

          (7) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.


                                      ARTICLE 2

                                    THE SECURITIES

     Section 2.1    FORM AND DATING.

          The Securities, and the Trustee's certificate of authentication, shall be substantially in the form of Exhibit A, which is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture.

     Section 2.2    EXECUTION AND AUTHENTICATION.

          Two Officers shall sign, or one Officer shall sign and one Officer shall attest to the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security was an officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate or cause to be authenticated Securities for original issue in the aggregate principal amount of up to $15,000,000. The Company shall deliver to the Trustee prior to the issuance of the Securities a written order of the Company signed by two Officers specifying the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $15,000,000 except as provided in Section 2.7.

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 2.3    REGISTRAR AND PAYING AGENT.

          The Company shall maintain in the Borough of Manhattan, City of New York, State of New York and in such other locations as it shall determine, (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrar, which shall include any authenticating agent appointed pursuant to Section 2.2 and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Registrar or Paying Agent without prior notice of any Securityholder. The Company shall give the Trustee 15 days notice if it decides to appoint or change a Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Registrar or Paying Agent.

          The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such agent, and shall furnish a copy of each such agreement to the Trustee.

     Section 2.4    PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the securities), and such Paying Agent will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying

Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders and Trustee all money held by it as Paying Agent.

     Section 2.5    SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list of the names and addresses of Securityholders in such form and as of such date as the Trustee may reasonably require, and shall otherwise comply with TIA Section 312.

     Section 2.6    TRANSFER AND EXCHANGE.

          Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. Every security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly exercised by the Securityholder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

          The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under
Section 3.3 and ending at the close of business on the day of selection, or (ii) to register the transfer or exchange of any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     Section 2.7    REPLACEMENT SECURITIES.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met, unless either the Company or the Trustee has received actual notice that the Security to be replaced is held by a bona fide purchaser. Either the Trustee or the Company may require that an indemnity bond be provided before the issuance of a replacement of a lost Security; such bond must be sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if such Security is replaced. The Trustee shall not be required to bear the cost of any indemnity bond. The Company or Trustee may charge the Holder for any tax or governmental charge which may be imposed in relation thereto and for any other expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.8    OUTSTANDING SECURITIES.

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If Securities are considered paid under Section 4.1, they cease to be outstanding and interest on them ceases to accrue.

     Section 2.9    TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

     Section 2.10   TEMPORARY SECURITIES

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate and deliver definitive Securities upon surrender of temporary Securities for cancellation.

     Section 2.11    CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Securities at the written direction of the Company. The Company may not issue new Securities that it has paid or that have been delivered to the Trustee for cancellation except as expressly permitted in this Indenture.


                                      ARTICLE 3

                                      REDEMPTION

     Section 3.1    OPTIONAL REDEMPTION.

          The Company shall have the right to redeem ("Optional Redemption") all or part of the Securities at any time at 100% of the principal amount outstanding ("Redemption Price") plus accrued and unpaid interest to the date of redemption (a "Redemption Date") (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date and subject to the provisions set forth in Section 3.5).

     Section 3.2    NOTICES TO TRUSTEE.

          If the Company elects to redeem securities pursuant to an Optional Redemption, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders. In the case of any such redemption, the Company shall deliver to the Trustee an Officer's Certificate stating that such redemption will comply with the conditions for such redemption.

          The Company shall give each notice provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     Section 3.3    SELECTION OF SECURITIES TO BE REDEEMED.

          If less than all of the Securities are to be redeemed pursuant to an Optional Redemption, the Trustee shall select Securities to be redeemed on a pro rata basis or in such manner as it deems appropriate and fair. The Trustee shall make the selection from outstanding Securities not previously called for redemption within 10 days of receiving notice of redemtion from the Company.
The Trustee shall promptly notify the Company of the Securities or portions of Securities to be called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations higher than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     Section 3.4 NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed to such Holder's last address as then shown on the registry books of the Registrar.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2) the redemption price, including the amount of accrued and unpaid interest to be paid upon such redemption;

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

          (6) that interest on Securities called for redemption ceases to accrue on and after the Redemption Date; and

          (7)  that notice is being sent pursuant to this Section 3.4.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

     Section 3.5    EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the price set forth in the Security plus accrued and unpaid interest to the Redemption Date. Upon surrender to the Trustee or, if the Trustee is not the paying agent, to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including interest, if any, accrued and unpaid to the Redemption Date, provided that if the Redemption Date is on or after a regular Record Date on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date and no additional interest will be payable to Holders of the redeemed Securities on the Redemption Date; and provided further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

     Section 3.6    DEPOSIT OF REDEMPTION PRICE.

          At least one Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (other than the Company) money sufficient to pay the Redemption Price of and accrued interest on, all Securities to be redeemed on such Redemption Date. The Trustee or the Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose.

     Section 3.7    SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Trustee shall cancel the Security and the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                     ARTICLE 4

                                     COVENANTS

     Section 4.1    PAYMENT OF PRINCIPAL AND INTEREST.

          The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company) holds on that date money designated for and sufficient to pay all principal and interest then due pursuant to the terms of
Section 2.4 hereof.

          To the extent lawful, any installment of interest on the Notes which is not paid when due will accrue interest at the lesser of 18%, compounded quarterly, or the highest lawful rate of interest from the due date until paid.

     Section 4.2    SEC REPORTS, FINANCIAL REPORTS.

          The Company shall deliver to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

          If the Company is not subject to, or for any reason is not complying with, the requirements of such Sections 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee, within 15 days after it would have been required to file such with SEC, quarterly and annual reports and information, documents or other reports comparable to that which the Company would have been required to file with the SEC if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act. Annual financial statements shall be certified (without qualification with respect to the Company as a going concern, qualifications resulting from the scope of the audit, or qualifications with respect to departures from generally accepted accounting principles other than departures which are not material and which do not cause the financial statements to fail to accurately reflect the financial condition of the Company) by the Company's independent public accountants. All such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied (except for departures with which the accountants concur and normal year-end adjustments, which in the opinion of the Company are necessary for fair presentation).

          The Company also shall comply with the provisions of TIA Section
314(a).

     Section 4.3    COMPLIANCE CERTIFICATE.

          The Company shall deliver to the Trustee, within 90 days after the end of each fiscal quarter of the Company, an Officers' Certificate stating that a review of the activities of the Company during the preceding fiscal quarter has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event.


                                      ARTICLE 5

                                       SECURITY

     Section 5.1    SECURITY AGREEMENT.

          Each Securityholder, by accepting a Security, agrees to all of the terms and provisions of the Security Documents, as the same may be in effect or may be amended from time to time. The due and punctual payment of interest and the principal of the Securities when and as the same shall be due and payable, whether at maturity, by acceleration, or otherwise, and interest on the overdue principal of the Securities and payment and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents.

     Section 5.2    CERTIFICATE AND OPINIONS.

          The Company shall cause (a) TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of the Security Documents and (b) TIA Section 314(d), relating to the release of Collateral from the Lien of the Security Documents and Officers' Certificates or other documents regarding fair value of the Collateral, to be complied with to the extent applicable. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer to the extent permitted by TIA Section 314(d).

     Section 5.3 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

          The Trustee may, in its sole discretion and without the consent of the Securityholders, take all actions it deems necessary or appropriate in order to
(i) enforce or effect the Security Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. Notwithstanding the foregoing, the Trustee shall not be required to take any action in such circumstances, except those required the the TIA.

     Section 5.4 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

          The Trustee is authorized to receive any funds for the benefit of Securityholders distributed under the Security Documents and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

     Section 5.5    TERMINATION OF SECURITY INTERESTS.

          This Article 5 shall terminate upon delivery of a certificate from the Trustee to the Custodian under the Security Documents stating that obligations of the Securities have been paid in full.

                                      ARTICLE 6

                                DEFAULTS AND REMEDIES

     Section 6.1    EVENTS OF DEFAULT.

          An "Event of Default' occurs if:

          (1) the Company fails to pay any installment of interest on the Securities when the same becomes due and payable;

          (2) the Company fails to pay all or any part of the principal of any Security when the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise;

          (3) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the Securities, the Security Documents, or this Indenture;

          (4) the Company or any Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case or proceeding,

               (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

               (C) consents to the filing of a petition seeking reorganization or relief under any applicable Bankruptcy Law, or to the appointment of a receiver of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E) admits in writing its inability to pay its debts generally as they become due;

          (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Subsidiary in an involuntary case,

               (B) appoints a Receiver of the Company for all or substantially all of its property, or

               (C)     orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 90 days.

          The term "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Receiver' means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          An event described in clause (3) is not an Event of Default until the Trustee or the Holders of at least majority in principal amount of the then outstanding Securities notify the Company and Trustee of such Default and the Company does not cure the Default within 90 days after receipt of the notice. The notice in either instance must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." The Trustee shall not be charged with knowledge of any Default unless actual notice thereof or written notice thereof shall have been given to the Trustee by the Company, by the Holder, by the Trustee then acting under any indenture or other instrument under which a default shall have occurred, by the Paying Agent, or by the Holders of at least 50% in the aggregate amount of the Securities at the time outstanding, provided that failure by any such party to notify the Trustee shall not affect whether there is a Default or Event of Default and provided, further, that the Company shall immediately notify the Trustee if it receives a notice of default hereunder.

     Section 6.2    ACCELERATION.

          If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the outstanding Securities to be due and payable immediately. Upon such declaration such principal and interest shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) of Section 6.1 occurs, the unpaid principal of and any accrued interest on the outstanding Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree.

     Section 6.3    OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities, the Security Documents, or this Indenture. Notwithstanding the foregoing, the Trustee shall not be required to take any actions after Default other than as required by the TIA.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section 6.4    WAIVER OF PAST DEFAULTS: POSTPONEMENT OF INTEREST PAYMENT.

          The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security. The Holders of not less than 75% in principal amount of the then outstanding Securities may consent on behalf of the Holders of all such Securities to the postponement of any interest payment for a period not exceeding three (3) years from its due date.

     Section 6.5    CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability or, in the good faith determination of the Trustee, would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with, or in the absence of, such direction.

     Section 6.6    LIMITATION ON SUITS.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or Trustee, or for any other remedy hereunder, unless

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of not less than a majority in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

     Section 6.7    RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     Section 6.8    COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent that payment of such interest is lawful, overdue interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the cost and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. However, the Trustee shall not be required to instutue any such suit, except as required by the TIA.

     Section 6.9    TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and, unless prohibited by law, or by applicable regulations, may vote on behalf of the Holders in the election of a trustee in bankruptcy or other Person performing similar functions and shall be entitled and empowered to collect, receive and distribute any monies or other property payable or deliverable on any claims and any custodian in any judicial proceeding is hereby authorized by each Securityholder to make any and all payments to the Trustee or, in the event that the Trustee shall consent, directly to the Securityholders. To the extent that the payment of any compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7, shall be denied for any reason, payment shall be secured by a senior claim (to which the Securities shall be subordinated), and shall be paid out of, any and all distributions, dividends, monies, securities and other properties that the Holders of the Securities may be entitled to receive in any proceeding whether in liquidation or under any plan of reorganization, arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

     Section 6.10   PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:    to the Trustee for amounts due under Sections 6.8 or 7.7;

          Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third:    to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders.

     Section 6.11   UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.


                                      ARTICLE 7

                                       TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

     Section 7.1    DUTIES OF TRUSTEE.

               (a) If an Event of Default has occurred and is continuing, of which the Trustee has notice pursuant to Section 6.1 hereof, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

               (b)  Except during the continuance of an Event of Default:

                    (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

               (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (1) This paragraph does not limit the effect of paragraph (b) of this section.

                    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

               (d) Whether or not therein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

               (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability except as otherwise provided in this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives, prior to takeing such action, an amount sufficient, in its sole judgement, to cover the estimated costs and expenses of such action or indemnity satisfactory to it against any loss, liability or expense.

               (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.2    RIGHTS OF TRUSTEE.

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person and the Trustee need not investigate any fact or matter stated in such document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to Section 11.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with reasonable care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

               (e) Unless otherwise specifically provided in the Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

               (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

               (g) Any director, officer, employee or Affiliate (or director, officer or employee of such Affiliate) of the Trustee shall be protected by the provisions hereof, including, without limitation, the immunities and indemnities afforded herein, to the same extent as the Trustee and shall not have any liability hereunder.

     Section 7.3    INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 7.4    TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Securities other than its certificate of authentication.

     Section 7.5    NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders a notice of the Default or Event of Default within 90 days after such Default or Event of Default. Except in the case of a default in payment of principal or interest due on any Security, the Trustee may withhold the notice required by this
Section if and so long as the board of directors, executive committee or a trust committee of directors and/or reasonable offices, of the Trustee determines in good faith that withholding the notice is in the interest of the Securityholder.

     Section 7.6    REPORTS BY TRUSTEE TO HOLDERS.

          If required under the provisions of TIA Section 313(a), within 60 days after each December 31st commencing with the December 31st following the date of this Indenture, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

     Section 7.7    COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services as separately agreed upon. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any loss, liability or expense incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim with counsel approved by the Trustee (which approval shall not be unreasonably withheld) and the Trustee shall cooperate in such defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.

          The Company need not reimburse any expense or indemnify against any expense or indemnity against any loss or liability incurred by the Trustee through negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee. except that held in trust to pay principal and interest on particular Securities. Such obligation shall survive the satisfaction and discharge of the Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Indenture and any rejection or termination of this Indenture under any Bankruptcy Law,

     Section 7.8    REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

               (1)  the Trustee fails to comply with Section 7.10;

               (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (3) a custodian or Receiver takes charge of the Trustee or its property; or

               (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

     Section 7.9    SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation, without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. In case any securities shall have been authenticated, but not delivered, by the Trustee then in office, any such successor may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 7.10   ELIGIBILITY; DISQUALIFICATION.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA Section 310(b).

     Section 7.11   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                      ARTICLE 8

                                DISCHARGE OF INDENTURE

     Section 8.1    TERMINATION OF COMPANY'S OBLIGATIONS.

          This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.7 and 8.3 and the Trustee's and Paying Agent's obligations under Section 8.3 shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities which have not been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture, (except the Company's obligations under Sections 7.7, 8.3 and as noted below) if:

               (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

               (2) the Company irrevocably deposits in trust with the Trustee, or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, who otherwise would be qualified to act as Trustee under this Indenture ("Other Trustee") money sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, and delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect. The Company may make the deposit only during the one-year period.

PROVIDED, HOWEVER, that the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 7.7, 7.8, 8.3 and 8.4 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7 and 8.3 and the Trustee's and Paying Agent's obligations under Section 8.3 shall survive.

          After cancellation and full payment of all the Securities or satisfaction of either (1) or (2) above, and at the Company's expense, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above. If the Trustee shall require, the Company shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that
(i) all conditions precedent herein provided for relating to the discharge of this Indenture have been complied with and (ii) such discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

     Section 8.2    APPLICATION OF TRUST MONEY.

          The Trustee or Other Trustee shall hold in trust money deposited with it pursuant to Section 8.1. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

     Section 8.3    REPAYMENT TO COMPANY.

          The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

          The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years and six months after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such payment. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     Section 8.4    REINSTATEMENT.

          If the Trustee, Paying Agent or Other Trustee is unable to apply any money in accordance with Section 8.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee, Paying Agent, or Other Trustee is permitted to apply all such money in accordance with Section 8.2; PROVIDED, HOWEVER, that if the Company makes any payment of interest on or principal of any security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such securities to receive such payment from the money held by the Trustee or Paying Agent.


                                      ARTICLE 9

                                      AMENDMENTS

     Section 9.1    WITHOUT CONSENT OF HOLDERS.

          The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

               (1) to cure any ambiguity, defect or inconsistency or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause shall not adversely affect the interests of any Holder in any respect;

               (2) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

               (3) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

               (4)  to provide for guarantors of the Securities;

               (5) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and the Securities or in accordance with Article 5;

               (6) to provide for uncertificated Securities in addition to certificated Securities; or

               (7) to make any change that does not adversely affect the legal rights hereunder of any Securityholder.

          The Trustee is hereby authorized, upon receipt by the Trustee of the documentation described in Section 9.6, to join with the Company in the execution of any Supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which in its reasonable opinion affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 9.2    WITH CONSENT OF HOLDERS.

          Subject to Section 6.7, the Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. Subject to Sections 6.4 and 6.7, the Holders of a majority in principal amount of the then outstanding Securities may also waive compliance in a particular instance by the Company with any provision of this Indenture or the securities.

          However, without the consent of each Securityholder affected, an amendment or waiver under this Section may not:

               (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver;

               (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

               (3) reduce the principal of or change the fixed maturity of any Security or alter the redemption provisions with respect thereto;

               (4) make any Security payable in money other than that stated in the Security;

               (5)  make any change in Section 6.4, 6.7 or 9.2 (this sentence);

               (6) waive a default in the payment of the principal of, or interest on any Security; or

               (7) release any Collateral except by sales and as otherwise permitted in the Security Documents.

          To secure a consent of the Holders under this Section it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity or any such supplemental indenture or waiver.

          After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

     Section 9.3    COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.4    REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security by written notice to the Company or Person designated by the Company as the Person to whom contents should be sent if such revocation is received by the Company or such person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies) and only those Persons, shall be entitled.to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date.

     Section 9.5    NOTATION ON OR EXCHANGE OF SECURITIES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

     Section 9.6    TRUSTEE PROTECTED.

          The Trustee shall execute any amendment, waiver or supplement authorized pursuant to this Article; PROVIDED, HOWEVER, that the Trustee may, but shall not be obligated to execute any such amendment, waiver or supplement which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplement is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                      ARTICLE 10

                                    MISCELLANEOUS

     Section 10.1   TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     Section 10.2   NOTICES.

          Any notice or other communication to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if, made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested addressed as follows;

          if to the Company:

          Sentinel Financing, Ltd., L.P.

          -----------------------------

          -----------------------------

          -----------------------------
          Telephone:
                    -------------------
          Telecopy:
                   --------------------
          Attention:
                    -------------------
          if to the Trustee:

          Sterling National Bank
          430 Park Avenue
          New York, NY  10022
          Telephone: (212) 826-8044
          Telecopy: (212) 486-1296
          Attention: Jerrold Gilbert

          Any party by notice to each other party may designate additional or different addresses as shall be provided in writing by such party. Any notice or communication to any party, shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Securityholder shall be mailed to him or her by first-class mail or other equivalent means at his or her address as it appears on the registration books of the Registrar and shall be sufficient given to him or her if so mailed within the time prescribed for the giving of such notice. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c) to the extent required by the TIA.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice to any Securityholder in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee.

          In case it shall be impracticable to give notice to any party by mail, whether due to the suspension of regular mail service or any other reason, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notice for every purpose hereunder.

     Section 10.3   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Securityholders wishing to communicate with other Securityholders with respect to their rights under this Indenture or the Securities shall have the rights and benefits granted by TIA Section 312(b). The Company, the Trustee, the Registrar and anyone other party who provides information to Securityholders un TIA Section 312(b) shall have all the protection afforded by TIA Section 312(c).

     Section 10.4   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (a) an Officers' Certificate (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture or required by the TIA relating to the proposed action have been met; and

               (b) an Opinion of Counsel (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent have been met.

     Section 10.5   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION;
CONSOLIDATION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                    (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

                    (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been met; PROVIDED, HOWEVER, that with respect to matters of fact an opinion of counsel may rely on an Officers' Certificate.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated in one instrument.

     Section 10.6   RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section 10.7   NO RECOURSE AGAINST OTHERS.

          A director, officer, employee, stockholder, limited partner, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability.

     Section 10.8   COUNTERPARTS.

          This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 10.9   GOVERNING LAW.

          The internal laws of the State of New York shall govern and be used to construe this Indenture and the Securities, without regard to the conflicts of laws provisions thereof.

     Section 10.10  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 10.11  SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 10.12  BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Securityholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 10.13  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way he affected or impaired thereby.

     Section 10.14  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                      SIGNATURES


Dated: as of             , 1998         SENTINEL FINANCING, LTD., L.P.
             ------------

(SEAL)                                  By:
                                           ----------------------------------
                                           Name:
                                           Title:
Attest:



-----------------------------------
Dated:  as of
              ---------------------

                                        STERLING NATIONAL BANK as Trustee

(SEAL)
                                        By:
                                           ----------------------------------
                                           Name:
                                           Vice President
Attest:



-----------------------------------
Trust Officer

                                      EXHIBIT A

                                  (Face of Security)

No.                                                                            $

                            SENTINEL FINANCING, LTD., L.P.

promises to pay to

or registered assigns,

the principal sum of                                    Dollars on
                                                                   -------------

                             12% SECURED FIXED RATE NOTES

                                DUE            , 2003
                                    -----------

     Interest payment Dates:

          Record Dates:

                              Dated:


                              -----------------------------------

                              By:
                                 --------------------------------

                              By:
                                 --------------------------------
                                 (SEAL)



Authenticated to be one of the
Notes described in the Indenture
referred to herein:


By:
   --------------------------------
        Authorized Signature

                                  (Back of Security)


                12% Secured Fixed Rate Notes due ______________, 2003


          1. INTEREST. SENTINEL FINANCING, LTD., L.P., a Florida limited partnership (the "Company"), promises to pay interest on the principal amount of this Security at a rate of 12% per annum from the date of issuance, payable monthly on the 15th day of each month commencing on _____________, 1998, to the Persons in whose names such Notes are registered at the close of business on the Record Date next preceding the Interest Payment Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. To the extent lawful, any installment of interest on the Notes which is not paid when due shall accrue interest at the lesser of 18% compounded quarterly, or the highest lawful rate of interest from the due date until paid.

          2. METHOD OF PAYMENT. Principal of, and interest on the Securities will be payable, at the Company's office. The Company will pay principal and interest in money of the United States that is legal tender for payment of public and private debts. At the option of the Company, payment of principal and interest may be made by check mailed to the Holder at the address set forth in the registry books of the Company.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Company or any Subsidiaries of the Company may act in any such capacity.

          4. INDENTURE. The Company issued the Securities under an Indenture dated as of _____________, 1998 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Securityholders are referred to the Indenture and such Act for a statement of such terms. The Securities are secured obligations of the Company limited to $15,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. All or any part of the Securities may be redeemed by the Company, in whole or part, at any time, upon not less than 30 or more than 60 days' notice at a redemption price equal to 100% of the principal amount plus accrued interest to the Redemption Date.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption. In the event of a partial redemption of the Notes, the Notes will be redeemed in whole or part will be selected on a pro rata basis or in such other manner as the Company deems appropriate and fair.

          If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest will be paid to the Person in whose name this Security is registered at the close of business on such record date.

          7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

          8. PERSONS DEEMED OWNERS. The registered holder of a Security may be treated as its owner for all purposes.

          9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the holders of at least a majority in principal amount of the then outstanding Securities. Without.the consent of any Securityholder, the Indenture or the securities may be amended to cure any ambiguity, defect or inconsistency, to comply with the requirements of the SEC in connection with the qualification of the Indenture under the TIA, to add covenants of the Company for the benefit of the Holders, to provide guarantors of the Securities, to evidence succession of another Person to the Company, to provide for uncertificated Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Securityholder.

          10. DEFAULTS AND REMEDIES . An Event of Default occurs if: (I) the Company fails to pay any installment of interest on the Securities when the same becomes due and payable; (ii) the Company fails to pay all or any part of the principal of any Security when the same becomes due and payable at maturity, upon redemption, by acceleration or otherwise; (iii) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the Securities, the Security Documents, or the Indenture (iv) the Company or any Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case or proceeding, (b) consents to the entry of an order for relief against it in an involuntary case or proceeding, (c) consents to the filing of a petition seeking reorganization or relief under any applicable Bankruptcy Law, or to the appointment of a receiver of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) admits in writing its inability to pay its debts generally as they become due; or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a) is for relief against the Company or any Subsidiary in an involuntary case,
(b) appoints a Receiver of the Company for all or substantially all of its property, or (c) orders the liquidation of the Company, and any such order or decree under (v) herein remains unstayed and in effect for 90 days.the Company fails to pay any payment of interest on any Security when the same becomes due and payable; the Company receives written notice from payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the holders of at least a majority in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency all outstanding securities become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Trustee is only deemed to have knowledge of a default or Event of Default under certain circumstances set forth in the Indenture. The Company must furnish an annual compliance certificate to the Trustee.

          11. SECURITY. The due and punctual payment of interest and principal of the Securities when and as the same shall be due and payable, whether at maturity, by acceleration, or otherwise, and the interest on the overdue principal of the Securities and payment and performance of all other obligations of the Company to Holders or the Trustee under the Indenture and the Securities shall be secured as provided in the Security Documents.

          12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          13. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A
(= Uniform Gifts to Minors Act).

          15. INDENTURE CONTROLS. Nothing contained herein shall in any way be construed to impose any duties upon the Trustee beyond those contained in the Indenture. All immunities, indemnities, exceptions from liability and other provisions of the Indenture insofar as they relate to the Trustee shall apply to this Security and are incorporated herein.

          The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Request may be made to:

          SENTINEL FINANCING, LTD., L.P.
          210 North University Drive, Suite 800
          Coral Springs, Florida  33071

                                   ASSIGNMENT FORM


          To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________________
_____________________________________ agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                         Your Signature:
     ------------------                      -----------------------------------

(Sign exacting as your name appears on the other side of this Security)

Signature Guarantee.


                                         C-1